UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     September 15, 2005

CERTEGY INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-16427	58-2606325
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Second Avenue South, Suite 1100S St. Petersburg, Florida		33701
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (727) 227-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

A copy of the presentation materials referred to in the last paragraph of Item 7.01 of this report is furnished herewith as Exhibit 99.3 in response to this Item 2.02.

ITEM 7.01                                       OTHER EVENTS

On September 15, 2005, Certegy Inc., a Georgia corporation (“Certegy”), and Fidelity National Financial, Inc., a Delaware corporation (“FNF”), issued a joint press release announcing the execution of a merger agreement pursuant to which Certegy and Fidelity National Information Services, Inc., a Delaware corporation and a majority-owned subsidiary of FNF, would combine operations to form a single publicly-traded entity.  The press release is furnished herewith as Exhibit 99.1. As stated in the press release, a conference call to discuss this transaction will be held at 10:00 a.m. Eastern Time on September 15, 2005, which can be accessed in the manner set forth in the press release.  The script that management of the companies will use in conducting the conference call is furnished herewith as Exhibit 99.2.

A copy of presentation materials to be used during the conference call is furnished herewith as Exhibit 99.3.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Joint Press Release dated September 15, 2005 of Certegy Inc. and Fidelity National Financial, Inc.

99.2	Script for September 15, 2005 Conference Call Regarding Proposed Merger

99.3	Presentation Materials dated September 15, 2005 for Conference Call Regarding Proposed Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTEGY INC.

By:	/s/Pamela A. Tefft
Pamela A. Tefft
Date: September 15, 2005	Senior Vice President and Controller